UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 11, 2022
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 12, 2022, Sharps Compliance Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Raven Buyer, Inc., a Delaware corporation (“Parent”), and Raven Houston Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, subject to the terms and conditions of the Merger Agreement, Merger Sub has agreed, and Parent has agreed to cause Merger Sub, to make a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price per Share of $8.75 in cash (the “Offer Price”), without interest, and subject to any required withholding of taxes. Parent and Merger Sub are affiliates of Aurora Capital Partners.

The Board of Directors of the Company determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below), are fair to and in the best interests of the Company’s stockholders, and unanimously approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

Unless the Offer is extended in accordance with the terms of the Merger Agreement, the Offer will expire one (1) minute following 11:59 p.m., New York City time, on the date that is twenty (20) business days after the commencement of the Offer. In the event that any of the conditions to the Offer are not satisfied or waived as of the scheduled expiration of the Offer, then Merger Sub is required to extend the Offer on one or more occasions in consecutive increments, for an additional period of up to ten (10) business days per extension to permit such Offer conditions to be satisfied (or waived by Parent and Merger Sub to the extent permitted under the terms of the Merger Agreement). If as of any scheduled expiration of the Offer, all of the conditions to the Offer, except for the Minimum Condition (as defined below), are satisfied or have been waived, then Merger Sub is only required to extend the Offer and its expiration date beyond the date of such scheduled expiration for one additional period not to exceed an aggregate of ten (10) business days to permit the Minimum Condition to be satisfied. Merger Sub is not required to extend the Offer beyond a date later than November 12, 2022.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to certain closing conditions, including, (i) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), (ii) there having been validly tendered and not withdrawn the number of Shares that, together with the Shares, if any, then owned by Parent or any of its subsidiaries, would represent at least one Share more than fifty percent (50%) of the number of Shares that are then issued and outstanding (determined on a fully-diluted basis) (the “Minimum Condition”), (iii) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject, in certain cases, to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (iv) the Company’s performance of or compliance with its obligations, covenants and agreements under the Merger Agreement in all material respects, and (v) the absence, since the date of the Merger Agreement, of any event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

As soon as practicable after the consummation of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), pursuant to Section 251(h) of the Delaware General Corporation Law (“DGCL”), with the Company being the surviving corporation (the “Surviving Corporation”). In the Merger, each Share that is not tendered and irrevocably accepted pursuant to the Offer will be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”) and subject to any required withholding of taxes, other than Shares (i) held in the treasury of the Company, (ii) owned directly or indirectly by Parent or Merger Sub immediately prior to the effective time of the Merger (the “Effective Time”), or (iii) held by stockholders who have properly exercised their appraisal rights under Delaware law. The consummation of the Merger is also subject to certain customary closing conditions, including that Merger Sub shall have irrevocably accepted for payment all Shares validly tendered (and not withdrawn) pursuant to the Offer.

Neither the Offer nor the Merger is subject to a financing condition.

At the Effective Time, each Company stock option granted under any Company stock plan, whether vested or unvested or exercisable, that is outstanding immediately prior to the Effective Time will be cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled Company stock option as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (i) the excess of the Merger Consideration over the applicable exercise price per Share under such Company stock option and (ii) the number of Shares subject to such Company stock option; provided, that if the exercise price per Share of any such Company stock option is equal to or greater than the Merger Consideration, such Company stock option will be cancelled without any cash payment being made in respect thereof.

At the Effective Time, each restricted stock award granted under any Company stock plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time will be cancelled and, in exchange therefor, will be converted automatically into and will thereafter represent the right to receive the Merger Consideration with respect to each Share subject to the cancelled Company restricted stock award.

The Company has agreed to customary covenants to conduct the business of the Company and its subsidiaries in the ordinary course of business consistent with past custom and practice until the Effective Time or the date that the Merger Agreement is terminated in accordance with its terms. The Company has, among other things, also agreed not to (i) solicit, initiate, endorse, or knowingly encourage or knowingly facilitate any inquiry, proposal, or offer with respect to, or the making or completion of, any third party Acquisition Proposal (as defined in the Merger Agreement), or any proposal or offer that is reasonably likely to lead to any third party Acquisition Proposal, (ii) enter into, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any third party Acquisition Proposal, or (iii) resolve, agree, or propose to do any of the foregoing, subject to certain exceptions if such actions would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the stockholders of the Company under applicable law (as more fully described below).

The Merger Agreement also includes certain termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a termination fee of $6,995,000, and under certain other circumstances the Company will be required to reimburse Parent and its affiliates for their reasonable and documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum amount of $5,000,000. The Merger Agreement also provides that, under certain circumstances specified in the Merger Agreement, Parent will be required to pay to the Company a reverse termination fee of $7,869,400 (the “Parent Termination Fee”).

Parent has obtained equity financing commitments from certain funds affiliated with Aurora Capital Partners (the “Aurora Funds”), pursuant to an equity commitment letter, dated July 12, 2022. Pursuant to the equity commitment letter, the Aurora Funds have committed to capitalize Parent, at or prior to the closing of the transactions contemplated by the Merger Agreement, with an aggregate equity contribution in an amount of $186,050,950 on the terms and subject to the conditions set forth in that certain equity commitment letter. The proceeds of such equity commitment, together with cash on hand of Parent and Merger Sub and the Company, are anticipated to be sufficient at the closings of the Offer and the Merger for Merger Sub and the Surviving Corporation to pay the aggregate Offer Price and the aggregate Merger Consideration and the other amounts payable pursuant to the Merger Agreement in respect of each Company stock option granted under any Company stock plan and each restricted stock award granted under any Company stock plan, as described above, and any fees, costs, and expenses of or payable by Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement.

The Aurora Funds have also provided the Company with a limited guaranty in favor of the Company, dated July 12, 2022, guaranteeing the payment of the Parent Termination Fee, certain collection costs and interest with respect to a late payment of the Parent Termination Fee, if any, and the amount necessary to cover certain reimbursement and indemnification obligations of Parent under the Merger Agreement arising from the Company’s cooperation with certain debt financing contemplated to be obtained by Parent, if any, subject to the terms and conditions set forth in the Merger Agreement and the limited guaranty.

Prior to Merger Sub accepting for payment all Shares validly tendered and not withdrawn pursuant to the Offer, the Board of Directors of the Company may, subject to compliance with the terms of the Merger Agreement and upon its determination in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company under applicable law (taking into account all adjustments to the terms of the Merger Agreement that may be offered by Parent):

•(i) in response to a Superior Proposal, change its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer, or (ii) terminate the Merger Agreement and concurrently enter into a binding, definitive acquisition agreement providing for a Superior Proposal (as defined below), subject to complying with notice and other specified conditions, including providing Parent with a five (5) business day period (subject to an additional three (3) business day period in the event of any amendment to the financial terms or any other material term of the Superior Proposal) during which Parent may make a proposal to adjust the terms and conditions of the Merger Agreement; or

•in response to an Intervening Event (as defined in the Merger Agreement), change its recommendation that the Company’s stockholders accept the Offer and tender their Shares pursuant to the Offer, subject to complying with notice and other specified conditions, including providing Parent with a five (5) business day period during which Parent may make a proposal to adjust the terms and conditions of the Merger Agreement.

Generally, a “Superior Proposal” is an unsolicited bona fide written acquisition proposal relating to assets or businesses of the Company and its subsidiaries that generate 50% or more of the consolidated net revenues or net income (for the 12 month period ending on the last day of the Company’s most recently completed fiscal quarter) or that represent 50% or more of the total consolidated assets (based on fair market value) of the Company and its subsidiaries, taken as a whole, or 50% or more of any class of capital stock, other equity securities, or voting power of the Company or any of its subsidiaries, or any resulting parent company of the Company, that the Board of Directors of the Company determines in good faith (after consultation with its outside counsel and financial advisor), taking into account all reasonably relevant legal, financial, regulatory, and other aspects of the proposal and the person making the proposal, is more favorable to the stockholders of the Company from a financial point of view than the Offer, the Merger, and the other transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal in accordance with the Merger Agreement) and reasonably likely of being completed on the terms proposed.

The Merger Agreement includes customary representations, warranties, and covenants of the Company made solely for the benefit of Parent and Merger Sub and customary representations, warranties, and covenants of Parent and Merger Sub made solely for the benefit of the Company. The assertions embodied in those representations and warranties were made solely for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters of fact and may be subject to important qualifications and limitations agreed to by the Company, Parent, and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, with respect to the Company, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), or may have been used for purposes of allocating risk among the Company, Parent, and Merger Sub rather than establishing matters as facts. In addition, such representations and warranties will not survive the completion of the Merger and cannot be the basis for any claims under the Merger Agreement by the parties after termination of the Merger Agreement, except as a result of intentional fraud or a willful and material breach. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts of Parent, Merger Sub, or the Company or any of their respective subsidiaries or affiliates.

If the Merger is consummated, the Company’s common stock, $0.01 par value per share, will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tender and Support Agreement

On July 12, 2022, in connection with the execution of the Merger Agreement, certain directors and executive officers of the Company entered into a tender and support agreement (the “Support Agreement”) with Parent and Merger Sub, pursuant to which such directors and executive officers have agreed, among other things, to tender the Shares held by such persons in the Offer. The foregoing summary of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Support Agreement filed as Exhibit 10.1 to this Current Report on Form 8 K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On July 11, 2022, the Board of Directors of the Company amended the Amended and Restated Bylaws of the Company (the “Bylaws”), effective immediately upon such approval.

The Bylaws were amended by adding new Article 14, “Forum for Adjudication of Disputes” that requires that, unless the Company, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Company shall be deemed to have notice of and consented to the provisions of such article. For purposes of Article 14, “Forum for Adjudication of Disputes”, internal corporate claims means: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer, employee, or stockholder of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation of the Company, or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware.

The foregoing description of the amendment to the Bylaws does not purport to be complete is qualified in all respects by reference to the full text of the Bylaws, as amended to reflect the change described above, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated into this Item 5.03 by reference.

Item 8.01. Other Events.

On July 12, 2022, the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Notice to Investors

This Current Report on Form 8-K is being filed in accordance with the requirements of the Exchange Act and is neither a recommendation, an offer to purchase nor a solicitation of an offer to sell any shares of common stock of the Company or any other security, nor is it a substitute for the tender offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. The tender offer for the outstanding common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. Any offers to purchase or solicitation of offers to sell will be made only pursuant to the tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal, and other documents relating to the Offer) which will be filed by Merger Sub with the SEC, and soon thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The Company’s stockholders are urged to read carefully and in their entirety these documents and any other documents relating to the Offer that will be filed with the SEC because they will contain important information, including the various terms of, and conditions to, the tender offer, that the Company’s stockholders should consider before making any decision regarding tendering their Shares. The offer to purchase, the related letter of transmittal, and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of the Company at no expense to them. The Company’s stockholders may obtain free copies of these documents (when available), and other documents filed with the SEC, including annual, quarterly and special reports and other information filed by the Company with the SEC, at the SEC’s website at www.sec.gov or by contacting the Company, 9220 Kirby Drive, Suite 500, Houston, Texas 77054; 713-432-0300, or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements relating to the Offer and Merger, and other statements about Parent, Merger Sub and the Company that are based on current beliefs, expectations and assumptions made by, and information currently available to, the Company’s management on the date of this Current Report on Form 8-K. When used in this Current Report on Form 8-K, the words “may,” “could,” “potential,” “anticipate,” “believe,” “expect,” “estimate,” and “intend” and words or phrases of similar import, as they relate to the Offer or the Company, are intended to identify forward-looking statements. Such statements reflect known and unknown risks, uncertainties, and assumptions related to certain factors, including, without limitation, changes in facts and circumstances and other risks, uncertainties and assumptions concerning the Offer and the subsequent Merger, including whether the Offer and the subsequent Merger will close; the timing of the closing of the Offer and subsequent Merger; strategic and other potential benefits of the transactions; the ability of the parties to satisfy the various conditions to the consummation of the Offer or the subsequent Merger, including the outcome of the regulatory reviews of the transactions and obtaining HSR approval, the percentage of outstanding shares that will be tendered in the Offer, the ability of the parties to complete the transactions; the ability of the parties to meet other closing conditions; the potential effects of the transactions; the outcome of legal proceedings (if any) that may be instituted against Parent, Merger Sub, the Company and/or others related to the transactions; unexpected costs or unexpected liabilities that may result from the transactions, whether or not consummated; the possibility that competing offers will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; effects of disruption from the announcement or pendency of the transactions making it more difficult to maintain relationships with employees, customers, suppliers, and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations, and other general risks facing the Company’s business and operations, including with respect to regulatory submissions, competitive factors, general economic conditions, customer relations, relationships with vendors, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein including the impact of the coronavirus COVID-19 pandemic on the Company’s operations and financial results; and those risks factors and other cautionary statements in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. The Company may update risk factors from time to time in Quarterly Reports on Form 10-Q, in Current Reports on Form 8-K, or in other filings with the SEC, available on the SEC’s website at www.sec.gov.

Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. Do not place undue reliance on any forward-looking statements. Understand that it is not possible to predict or identify all such factors and as such do not consider the preceding list or the risk factors to be a complete list of all potential risks and uncertainties. All such forward-looking statements speak only as of the date they are made. None of the Company, Parent, Merger Sub or any affiliates thereof undertakes any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, subsequent events or circumstances, or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of July 12, 2022, by and among Raven Buyer, Inc., Raven Houston Merger Sub, Inc., and Sharps Compliance Corp.
3.1	Amendment to Amended and Restated Bylaws of Sharps Compliance Corp., effective July 11, 2022
10.1	Tender and Support Agreement, dated as of July 12, 2022, by and among Raven Buyer, Inc., Raven Houston Merger Sub, Inc., and certain directors and executive officers of Sharps Compliance Corp.
99.1	Press Release, dated as of July 12, 2022
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission or its staff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Diana P. Diaz
Senior Vice President and Chief Accounting Officer